Exhibit 10.1

BANK OF HAWAII CORPORATION

CHANGE-IN-CONTROL RETENTION PLAN

Amended and Restated Effective December 17, 2009

i

BANK OF HAWAII CORPORATION

CHANGE-IN-CONTROL RETENTION PLAN

Article 1.                                            Establishment, Restatement and Purpose.

1.1                               Establishment and Restatement of Plan.  Effective as of the date of adoption by the Human Resources and Compensation Committee of its Board of Directors, Bank of Hawaii Corporation, a Delaware corporation, (the “Company”) hereby amends and restates this retention compensation plan known as the Bank of Hawaii Corporation Change-in-Control Retention Plan (the “Plan”), as originally adopted October 19, 2007.  This Plan originally superseded and replaced the Bank of Hawaii Corporation Key Executive Severance Plan, effective as of April 27, 1983, (the “Prior Plan”).  Under the Prior Plan, the Company entered into Key Executive Change-in-Control Severance Agreements and Executive Change-in-Control Severance Agreements (collectively, “Prior Agreements”) with certain executive officers of the Company and its subsidiaries.  An executive covered by a Prior Agreement shall have no rights under the Prior Plan and Prior Agreement as of the date the executive agrees in writing to be covered by this Plan.

1.2                               Purpose of Plan.  The purpose of the Plan is to advance the interests of the Company and its shareholders by ensuring that the Company will have the continued employment, dedication, and focused attention of its executive officers notwithstanding the possibility, threat, or occurrence of a Change in Control of the Company.  The Plan is intended to provide the Company’s executives with a level of economic security in the event of a Change in Control that protects the compensation and benefit expectations of the executives and is competitive with other organizations.

Article 2.                                            Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below unless a different meaning is clearly required by the context.

2.1                               “Base Salary” means the Participant’s annual gross base salary from the Company or a Subsidiary for the applicable Fiscal Year before any deductions, exclusions, deferrals, or contributions on a tax-qualified or non-tax-qualified basis under any plan or program of the Company or a Subsidiary, and excluding bonuses, incentive compensation, special fees or awards, commissions, allowances, any form of premium pay, and amounts designated by the Company or a Subsidiary as payment toward or reimbursement of expenses.  If a Participant is employed for less than a complete Fiscal Year, Base Salary for the Fiscal Year shall be the annualized gross base salary (subject to the adjustments described in the preceding sentence) based on the Participant’s highest base salary rate during such Fiscal Year.  Base Salary shall be determined under this Section 2.1 in accordance with the personnel records and established practices and procedures of the Company.

2.2                               “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.3                               “Board” means the Board of Directors of the Company.

2.4                               “Cause” means the occurrence of any one or more of the following:

(a)                                  The Participant’s willful failure to perform his or her duties for the Company (other than any such failure resulting from the Participant’s Disability), after written demand for substantial performance has been delivered to the Participant by the Committee that specifically identifies how the Participant has not substantially performed his or her duties, and the Participant fails to remedy the situation within fifteen (15) business days of such written demand from the Committee;

(b)                                 Gross negligence in the performance of the Participant’s duties;

(c)                                  The Participant’s conviction of, or plea of nolo contendere, to any felony whatsoever or any other crime involving the personal enrichment of the Participant at the expense of the Company;

(d)                                 The Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;

(e)                                  A material violation of any federal or state banking law or regulation;

(f)                                    A material violation of any provision of the Company’s Code of Business Conduct and Ethics (including any successor thereto) or any other Company-established code of conduct to which the Participant is subject; or

(g)                                 Willful violation of any of the covenants contained in Article 10, as applicable.

2.5                               “Change in Control” means the first to occur of the following events:

(a)                                  The acquisition by any individual, entity, or group (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote for the election of the directors of the Company;

(b)                                 The consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company, excluding, however, a corporate transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Company immediately prior to the corporate transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

(c)                                  Individuals who, as of April 30, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board, provided that any individual who becomes a director of the Company subsequent to April 30, 2004, whose election or nomination for election by the Company’s shareholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board, and provided further that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

2.6                               “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.7                               “Committee” means the Human Resources and Compensation Committee of the Board or any other committee appointed by the Board to be responsible for the administration of the Plan.

2.8                               “Company” means Bank of Hawaii Corporation, a Delaware corporation, or any successor thereto that is subject to the Plan as provided in Article 14.

2.9                               “Confidential Information” means any information with respect to the conduct or details of the business of the Company and its Subsidiaries, including, without limitation, information relating to its commercial and retail banking services, mortgage banking services, commercial and consumer loans, merchant credit card services, investments and capital market transactions and strategies, methods of operation, customer and borrower lists, customer account information, deposits, outstanding loans, products (existing and proposed), prices, fees, costs, plans, technology, inventions, trade secrets, know-how, software, marketing methods, policies, personnel, suppliers, competitors, markets, or other specialized information or proprietary matters of the Company and its Subsidiaries.

2.10                        “Date of Termination” means the date of a Qualifying Termination.

2.11                        “Disability” or “Disabled” means the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. In addition to the foregoing, a Participant shall be deemed Disabled as of the date the Social Security Administration determines the Participant to be totally disabled.

2.12                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor act thereto.

2.13                        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14                        “Excise Tax” means an excise tax imposed by Code section 4999 (or any successor provision thereto) together with any similar tax imposed by state or local law, including any interest or penalties.

2.15                        “Fiscal Year” means the calendar year.

2.16                        “Good Reason” means the occurrence of one or more of the following after a Change in Control without the Participant’s express written consent:

(a)                                  A material diminution in the Participant’s Base Salary;

(b)                                 A material diminution in the Participant’s authority, duties, or responsibilities;

(c)                                  A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including, to the extent applicable, a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board;

(d)                                 A material diminution in the budget over which the Participant retains authority;

(e)                                  A material change in the geographic location at which the Participant must perform his or her services (which for this purpose means the Participant is required to relocate to a different Hawaiian Island or a place that is more than 50 miles from where the Participant was based immediately prior to the Change in Control);

(f)                                    Any other action or inaction that constitutes a material breach by the Company of this Plan or a written employment agreement with the Participant (or other agreement as to the terms of employment between the Company and the Participant).

A Participant must give the Company written notice that a “Good Reason” event has occurred within ninety (90) days of its occurrence.  The notice must provide a reasonably detailed description of the facts that constitute a “Good Reason” event. The Company shall have thirty (30) business days to remedy the “Good Reason” event.

2.17                        “Participant” means an executive officer of the Company or a Subsidiary who has been approved as a Participant by the Committee in accordance with Article 3.

2.18                        “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.19                        “Plan” means the Bank of Hawaii Corporation Change-in-Control Retention Plan as set forth herein and amended from time to time.

2.20                        “Qualifying Termination” means within twenty-four (24) months following a Change in Control, (a) the Participant’s employment is involuntarily terminated by the Company and its Subsidiaries without Cause, or (b) the Participant terminates employment from the Company and its Subsidiaries for Good Reason.  The twenty-four month period will be extended by one (1) additional month if the thirty-day cure period in Section 2.16 is triggered in the twenty-third or twenty-fourth month following a Change in Control.  It is intended that any Qualifying Termination shall be an “involuntary Separation from Service,” as defined in Treasury Regulation Section 1.409A-1(n).

2.21                        “Separation from Service” or “Separates from Service” has the meaning ascribed to such term in Treasury Regulation Section 1.409A-l(h) and generally means termination of employment from the Company and its Subsidiaries.

2.22                        “Specified Employee” means an individual who, as of the date of his or her Separation from Service, meets the requirements to be a “key employee” as defined in Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and without regard to Section 416(i)(5)) at any time during the 12-month period ending on the Specified Employee Identification Date.  For purposes of this determination, the Specified Employee Identification Date is each December 31 and the Specified Employee Effective Date is the April 1 following such Identification Date.  If the individual is a key employee as of a Specified Employee Identification Date, the individual is treated as a “key employee” for purposes of this section for the entire 12-month period beginning on the Specified Employee Effective Date.  The terms “Identification Date” and “Effective Date” for purposes of this paragraph have the meanings specified in Treasury Regulation 1.409A-1(i)(3) and (4).

2.23                        “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns directly or indirectly at least 50% of the total combined voting power of another corporation or other entity in such chain.

Article 3.                                            Participation

3.1                               Participation Agreement.  An executive officer of the Company or a Subsidiary shall become eligible to participate in the Plan upon the Committee’s designation of the executive officer as a Participant.  The Participant’s “Effective Date of Participation” shall be the date the Participant acknowledges in writing his or her participation in this amended and restated Plan.

3.2                               End of Participation.  Upon Separation from Service prior to a Change in Control, a Participant shall cease to be a Participant and shall no longer be eligible for benefits under this Plan.  If a Participant enters into a separation agreement or employment agreement with the Company that designates a date prior to Separation from Service on which the

Participant’s participation in this Plan shall cease, the separation agreement or employment agreement shall control.  Subject to any applicable separation or employment agreement, prior to a Participant’s Separation from Service, the Committee may in good faith determine that a Participant has ceased to be in the class of executives eligible for coverage under the Plan, in which case the Committee may terminate the Participant’s participation in the Plan effective upon written notification to the Participant of such determination.  However, notwithstanding the foregoing, a Participant’s participation in the Plan may not be involuntarily terminated (except by reason of a Separation from Service prior to a Change in Control or because of a termination for Cause at any time) (a) after the Committee has actual knowledge that a third party has taken steps reasonably calculated to effect a Change in Control (including, but not limited to, the commencement of a tender offer for the voting stock of the Company or the circulation of a proxy to the Company’s shareholders) and until the Committee determines in good faith that such third party has fully abandoned or terminated its efforts to effect a Change in Control, or (b) within twenty-four (24) months after a Change in Control.  With respect to (b), the foregoing 24 month period shall be extended by one (1) additional month if the thirty-day cure period in Section 2.16 is triggered in the twenty-third or twenty-fourth month following a Change in Control.

Article 4.                                            Benefits

4.1                               Right to Benefits.  Following a Qualifying Termination, a Participant shall have the rights and be entitled to the benefits described in Sections 4.2 through 4.5.

4.2                               Severance, Welfare, and Outplacement Benefits and Noncompetition Payments.  A Participant serving in the position of Executive Vice President or other executive position below the level of Vice Chairman as of the Participant’s Effective Date of Participation shall be entitled to the severance, welfare and outplacement benefits and noncompetition payments described in Appendix A attached hereto and incorporated herein by this reference.  A Participant serving in the position of Vice Chairman or above as of the Participant’s Effective Date of Participation shall be entitled to the severance, welfare, outplacement and relocation benefits and noncompetition payments described in Appendix B attached hereto and incorporated herein by this reference.

4.3                               EIP Benefits.  Any contingent award granted to a Participant prior to a Change in Control under the Bank of Hawaii Corporation Executive Incentive Plan (the “EIP”), or any successor or other incentive bonus plan, shall be governed by the provisions of the EIP or other incentive bonus plan.

4.4                               Equity Compensation.  Any awards granted to a Participant prior to a Change in Control under the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan (the “2004 Stock Plan”), the Bancorp Hawaii, Inc. Stock Option Plan of 1994 (the “1994 Stock Option Plan”) or any successor or other equity compensation plan, shall be governed by the provisions of the 2004 Stock Plan, the 1994 Stock Option Plan or other equity compensation plan, subject to reduction pursuant to Section 5.a of Appendix A or Section 6.b of Appendix B, as applicable.

4.5          Other Incentive Compensation.  Any awards granted to a Participant prior to a Change in Control under an incentive compensation plan of the Company or a Subsidiary other than the EIP, the 2004 Stock Plan or the 1994 Stock Option Plan shall be governed by the provisions of the applicable plan.

4.6          Company’s Covenant with Respect to Benefit Opportunities.  Following a Change in Control, the Company agrees that it shall not materially reduce a Participant’s opportunities with respect to incentive compensation, equity compensation, or employee benefits, unless the reduction applies to executive officers of the Company generally.

Article 5.                                            Termination for Cause

Nothing in this Plan shall be construed to prevent the Company or its Subsidiaries from terminating a Participant’s employment for any reason or for no reason.  However, if the Company or a Subsidiary (including any successor to the Company or a Subsidiary) wishes to terminate a Participant’s employment for Cause after a Change in Control, the Company (or any successor to the Company) must give the Participant a written notice (“Notice of Termination”) that identifies the specific clause in the definition of Cause on which the termination is based and provides a reasonably detailed description of the facts that permit termination under that clause.  If the Company (or any successor to the Company) terminates a Participant’s employment without providing a Notice of Termination, the termination shall be deemed to be a termination without Cause.  If the Company or a Subsidiary terminates a Participant for Cause, the Participant shall not be entitled to the benefits described in Section 4.2.  (The Participant’s rights to the benefits described in Sections 4.3, 4.4, and 4.5 depend on the terms of the applicable plans.)

Article 6.                                            Other Benefits

Neither the provisions of this Plan nor the benefits provided hereunder shall reduce any amounts otherwise payable to the Participant under any other benefit, incentive, retirement, or equity compensation plan, or any employment agreement, or other plan or arrangement of the Company or its Subsidiaries.

Article 7.                                            Benefits in the Event of Death

In the event of the death of the Participant after becoming entitled to benefits under this Plan, any benefits that would have been paid to the Participant shall be paid to the Participant’s designated beneficiary(ies).  The beneficiary(ies) of the Participant under the Bank of Hawaii Retirement Savings Plan (or successor plan) shall be deemed to be the Participant’s designated beneficiary(ies) under this Plan, unless a beneficiary or beneficiaries are otherwise designated by the Participant in written form delivered and acceptable to the Committee prior to the Participant’s death.  A Participant may make or change such designation at any time.  In the event of the death of a Participant prior to becoming entitled to benefits under this Plan, no benefits shall be paid to the Participant’s beneficiary(ies), estate, or any other person on behalf of the Participant.

Article 8.                                            Legal Fees

If a Participant takes action to enforce the terms of the Plan against the Company and if such enforcement action is successful with respect to one (1) or more material points (whether by decision of a court or arbitrator or by settlement between the Participant and the Company), the Company shall reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such action up to a maximum of $50,000.  The Company shall make the reimbursement as soon as administratively practicable after the matter is finally resolved but no later than the 15th day of the third month following the month in which the matter is finally resolved (whether by non-appealable decision by a court or arbitrator, by a legally binding settlement between the Participant and the Company, or because the Company concedes that an amount is payable).  For purposes of this paragraph, a Participant will be deemed to have succeeded with respect to a material point if the Participant obtains a monetary award or settlement from the Company that is more than de minimis.

Article 9.                                            Tax Withholding

Notwithstanding anything herein to the contrary, the payment of any amount under this Plan shall be subject to such income tax, employment tax and other withholding as the Company determines is required under applicable law.

Article 10.                                     Restrictive Covenants

In consideration of the benefits of participation in this Plan, the Participant agrees that, while the Participant is employed by the Company or a Subsidiary and for twelve (12) months following the Participant’s Date of Termination, the Participant shall be bound by the following restrictions:

10.1        Nondisclosure.  Unless required or otherwise permitted by law, the Participant shall not disclose to others or use for the benefit of any person or entity other than the Company and its Subsidiaries any Confidential Information or any summary or derivative of that information.

10.2        Noncompetition.  The Participant shall not, either directly or indirectly, engage in or invest in, own, manage, operate, finance, control, be employed by, work as a consultant or contractor for, or otherwise be associated with any Financial Institution doing business in Hawaii; provided, however, that the Participant may purchase or otherwise acquire up to one percent (1%) of any class of securities of any such Financial Institution (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.  The term “Financial Institution” means any commercial bank, savings institution, securities brokerage, mortgage company, insurance broker or other company or organization that competes in Hawaii with the Company or any of its Subsidiaries.

10.3        Nonsolicitation of Business.  The Participant shall not solicit business of the same or similar type being carried on by the Company or its Subsidiaries from any company,

person, or entity known by the Participant to be a customer of the Company or its Subsidiaries, whether or not the Participant had personal contact with such company, person or entity by reason of the Participant’s employment with the Company or a Subsidiary.

10.4        Nonsolicitation of Employees.  The Participant shall not, whether for the Participant’s own account or the account of any other person, solicit (other than general, non-targeted solicitation), employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of the Company or its Subsidiaries or in any manner induce or attempt to induce any employee of the Company or its Subsidiaries to terminate his or her employment.

10.5        Nondisparagement.  The Participant shall not publicly denigrate or in any manner undertake to publicly discredit the Company or its Subsidiaries or any person or operation associated with the Company or its Subsidiaries.

Article 11.                                     Administration

11.1        Administrative Authority.  The Committee shall have the responsibility and authority to administer the Plan.  The Committee shall administer the Plan in accordance with the Committee’s charter and the governance rules and procedures applicable to the Committee.  The Committee shall have plenary authority, in its complete and sole discretion, to: (a) construe and interpret the Plan and its terms and resolve any ambiguities herein; (b) determine the amount and recipient of any payment hereunder; (c) prescribe, amend, and rescind rules and regulations with respect to Plan administration or interpretation; (d) make all other determinations and do all other things necessary or appropriate for the administration of the Plan; and (e) have all other powers granted to it in other sections of this Plan or as otherwise necessary or appropriate to carry out its responsibilities hereunder.  The finding, decision, determination or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon any and all persons having any interest in the Plan, subject only to the Plan’s claims rules.  No findings, decisions or determinations of any kind made by the Committee shall be disturbed by a court of law or otherwise unless there is a judicial finding that the Committee has acted in an arbitrary and capricious manner.

11.2        Code section 409A Compliance.  The Company intends the Plan to meet the requirements of Code section 409A, the regulations promulgated thereunder and any additional regulatory guidance provided thereunder by the Treasury Department, and the Committee shall interpret and construe the terms of this Plan in a manner consistent with such intent.  Notwithstanding anything in the Plan to the contrary, any Plan provision that does not meet the requirements of Code section 409A or applicable regulatory guidance thereunder shall be reformed so as to satisfy such requirements if such reformation may be accomplished without substantially adversely affecting a Participant’s benefits, and if in the good faith determination of the Committee such result cannot be achieved, shall be treated as void.  Moreover, for purposes of applying the provisions of Code section 409A to this Plan, each separately identified amount to which a Participant is entitled under this Plan shall be treated as a separate payment.  In addition, to the extent permissible under Code section 409A, any series of installment payments under this Plan shall be treated as a right to a series of separate payments.  Finally, and notwithstanding anything in the Plan to the contrary, any Plan provision that does not meet the requirements of any future federal or state statute or applicable regulatory guidance thereunder shall be reformed so as to satisfy such requirements if such reformation may be accomplished without substantially adversely affecting a Participant’s benefits, and if in the good faith determination of the Committee such result cannot be achieved, shall be treated as void.

Article 12.                                     Claims Procedures

Any individual (a “Claimant”) who has not received benefits under the Plan that he or she believes should be paid may make a claim for such benefits as follows:

12.1        Written Claim.  The Claimant shall initiate a claim by submitting to the Company a written claim for the benefits.

12.2        Timing of Company Response.  The Committee shall respond to the Claimant within ninety (90) days after receiving the claim.  If the Committee determines that special circumstances require additional time for processing the claim, the Committee may extend the response period by an additional ninety (90) days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.

12.3        Notice of Decision.  If the Committee denies part or all of the claim, the Committee shall notify the Claimant in writing of such denial.  The Committee shall write the notification in a manner calculated to be understood by the Claimant.  The notification shall set forth: (a) the specific reasons for the denial; (b) a reference to the specific provisions of the Plan on which the denial is based; (c) a description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed; (d) an explanation of the Plan’s review procedures and the time limits applicable to such procedures; and (e) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

12.4        Review Procedure.  If the Committee denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Committee of the denial.  To initiate the review, the Claimant, within sixty (60) days after receiving the Committee’s notice of denial, must file with the Committee a written request for review.  The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Committee shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.  In considering the claim on review, the Committee shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

12.5        Committee Response.  The Committee shall respond in writing to the Claimant within sixty (60) days after receiving the request for review.  If the Committee determines that special circumstances require additional time for processing the claim, the Committee may extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.  The Committee shall notify the Claimant in writing of its decision on review.  The Committee shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth: (a) the specific reasons for the denial; (b) a reference to the specific provisions of the Plan on which the denial is based; (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and (d) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA after exhausting all administrative claims and review procedures in this Article 12.

Article 13.                                     Amendment or Termination

The Committee may amend or terminate the Plan at any time and in any manner without the consent of any Participant or other affected individual, provided that any amendment or termination shall not adversely affect the benefits payable (or to be paid) to a Participant whose Date of Termination occurred prior to the date of such amendment or termination (except as otherwise provided in Section 11.2).  Notwithstanding the foregoing, for a period of two (2) years following a Change in Control, the Plan may not be terminated or amended in any manner adverse to a Participant without the written consent of the Participant (except as otherwise provided in Section 11.2).  Furthermore, in the event the Committee has knowledge that a third party has taken steps reasonably calculated to effect a Change in Control including, but not limited to, the commencement of a tender offer for the voting stock of the Company or the circulation of a proxy to the Company’s shareholders, then this Plan shall remain irrevocably in effect until the Committee, in good faith, determines that such third party has fully abandoned or terminated its effort to effect a Change in Control.

Article 14.                                     Successors

The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business or assets of the Company or of any division or Subsidiary thereof to assume expressly and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place.

Article 15.                                     Third Party Beneficiaries

This Plan shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, and assigns.

Article 16.                                     Indemnification

In addition to such other rights of indemnification as they may have as members of the Board, the Company shall indemnify the members of the Board and the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action or failure to act under or in connection with the Plan, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner that they believed to be in, and not opposed to, the best interests of the Company.

Article 17.                                     Incapacity

If the Committee finds that any person to whom a benefit is payable under this Plan is legally, physically, or mentally incapable of personally receiving and receipting for such payment, the Committee may direct that such benefit be paid to any person, persons, or institutions who have custody of such person, or are providing necessities of life (including. without limitation, food, shelter, clothing, medical, or custodial care) to such person, to the extent deemed appropriate by the Committee.  Any such payment shall constitute a full discharge of the liability of the Company to the extent thereof.

Article 18.                                     Funding

The amounts payable under this Plan shall be paid in cash from the general assets of the Company, and a Participant shall have no right, title, or interest in or to investments, if any, which the Company may make to aid it in meeting its obligations under this Plan.  Title to and beneficial ownership of any such investments shall at all times remain in the Company.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind.  To the extent that any person acquires a right to receive a payment under this Plan, such right shall be no greater than the right of an unsecured creditor.

Article 19.                                     FDIC Limitations

If any payment or benefit under this Plan would otherwise be a golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act (a “Golden Parachute Payment”) that is prohibited by applicable law, then the payments and benefits will be reduced to the greatest amount that can be paid to the Participant without there being a prohibited Golden Parachute Payment.  To the extent reasonably practicable, the Company shall seek the approval of the Federal Deposit Insurance Corporation (the “FDIC”) and/or the State of Hawaii Division of Financial Institutions and any other bank regulatory body, as necessary, to make any payment to the Participant that would otherwise constitute a Golden Parachute Payment.

Article 20.                                     Nonassignment

The interests of a Participant hereunder may not be sold, transferred, assigned, pledged, or hypothecated.  No Participant may borrow against his/her interest in the Plan.

Article 21.                                     Enforceability and Controlling Law

If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.  Except to the extent preempted by ERISA, the provisions of this Plan shall be construed, administered, and enforced according to the laws of the State of Hawaii without giving effect to the conflict of laws principles.

APPENDIX A

BANK OF HAWAII CORPORATION

CHANGE-IN-CONTROL RETENTION PLAN

Benefits for Executive Vice Presidents

1.                                      Entitlement to Benefits

A Participant covered by this Appendix A shall be entitled to the benefits described in this Appendix A if the Participant has a Qualifying Termination.  All payments hereunder shall be subject to tax withholding as provided in Article 9 of the Plan and the FDIC Limitations as provided under Article 19 of the Plan.

2.                                      Severance Benefits

a.                                     Base Salary and Bonus.  The Company shall pay the Participant the following severance benefit:

i.                                        An amount equal to one (1) times the Participant’s highest annual Base Salary earned at any time during the two (2) complete Fiscal Years immediately preceding the Participant’s Date of Termination or, if shorter, during the Participant’s entire period of employment with the Company and its Subsidiaries; plus

ii.                                     An amount equal to one (1) times (a) the Participant’s annual bonus target percentage under the Bank of Hawaii Corporation Executive Incentive Plan (or any successor or alternative plan or arrangement providing for an annual incentive bonus) during the Fiscal Year in which the Participant’s Date of Termination occurs, multiplied by (b) the Participant’s highest annual Base Salary earned at any time during the two (2) complete Fiscal Years immediately preceding the Participant’s Date of Termination or, if shorter, during the Participant’s entire period of employment with the Company and its Subsidiaries.

b.                                     Cash in Lieu of Continuing Health and Welfare Benefits.  In lieu of continuing health and welfare benefits (other than COBRA coverage) under any of the Company’s or a Subsidiary’s plans after the Participant’s Date of Termination, the Company shall pay the Participant an amount equal to two (2) times the cost of annual COBRA premiums for the medical, dental, and vision plan coverage that the Company and its Subsidiaries provided to the Participant immediately prior to the Participant’s Date of Termination.  If the Participant was not covered by a medical, dental, or vision plan immediately prior to the Participant’s Date of Termination, the cash payment shall be based on the average annual COBRA premiums for the plan(s) then offered by the Company to employees generally.

c.                                     Time and Form of Payment.  The Company shall pay the benefits described in this Section 2 to the Participant in a lump sum in the month following the Participant’s Date of Termination.  Notwithstanding the foregoing to the contrary, if the Participant is a Specified Employee as of the date of his Separation from Service, no amounts payable under this Appendix A shall be made before the first day of the seventh month following the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Code section 409A and such payment delay is required to comply with the requirements of Code Section 409A.  Any severance compensation payment delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

3.                                      Outplacement Benefits

The Company shall reimburse the Participant for the reasonable expenses incurred by the Participant for outplacement services.  The maximum amount of reimbursement shall not exceed $15,000, as adjusted for inflation after 2007 in accordance with the consumer price index for the Honolulu metropolitan area. If the Company provides the outplacement services in-kind (by contracting with an outplacement services provider), the outplacement services must be completed by the end of the second full calendar year following the Participant’s Date of Termination.  If, with the Company’s permission, the Participant contracts on his or her own for outplacement services, the Participant must incur the expenses by the end of the second full calendar year following the Participant’s Date of Termination, and the Company shall reimburse the Participant as the expenses are incurred and substantiated, but no later than December 31 of the third full calendar year following the Participant’s Date of Termination.

4.                                      Payment for Restrictive Covenants

a.                                     Amount.  If for the twelve (12) month period immediately following the Participant’s Date of Termination the Participant refrains from engaging in those activities prohibited under Article 10 of the Plan (i.e., the Participant complies with the Plan’s non-competition, non-solicitation, non-disclosure and non-disparagement provisions), the Company shall pay the Participant the following amount:

i.                                        An amount equal to one (1) times the Participant’s highest annual Base Salary earned at any time during the two (2) complete Fiscal Years immediately preceding the Participant’s Date of Termination or, if shorter, during the Participant’s entire period of employment with the Company and its Subsidiaries; plus

ii.                                     An amount equal to one (1) times (a) the Participant’s annual bonus target percentage under the Bank of Hawaii Corporation Executive Incentive Plan (or any successor or alternative plan or arrangement providing for an annual incentive bonus) during the Fiscal Year in which the Participant’s Date of Termination occurs, multiplied by (b) the Participant’s highest annual Base Salary earned at any time during the two (2) complete Fiscal

Years immediately preceding the Participant’s Date of Termination or, if shorter, during the Participant’s entire period of employment with the Company and its Subsidiaries.

b.                                     Time and Form of Payment.  The Company shall make the payment described in this Section 4 to the Participant in a lump sum in the thirteenth month following the Participant’s Date of Termination.

5.                                      Parachute Payments

a.                                     Reduction of Severance Benefits.  If it is determined that any payment, award, benefit, or distribution by the Company or its Subsidiaries (or by an entity which effectuates a Change in Control or any of its affiliated entities) to or for the benefit of the Participant pursuant to the terms of this Plan or otherwise, including, without limitation, the lapse or termination of any restriction on or the vesting or exercisability of any equity compensation award (collectively, the “Benefit Payments”) would be subject to Excise Tax, then the Benefit Payments shall be reduced as provided below to the extent that the value of the aggregate reduced Benefit Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount the Participant may receive without becoming subject to the Excise Tax.  Reductions under this paragraph shall be taken first from the portion of the Participant’s Benefit Payments, if any, that is attributable to equity compensation under Section 4.4 of the Plan, the vesting and payment of which would otherwise be accelerated on account of a Change in Control, and next from Severance Benefits payable in cash under Section 2 of this Appendix A.  If the reduced Benefit Payments would be subject to Excise Tax even if the foregoing unvested equity compensation and Severance Benefits are completely eliminated, then the unvested equity compensation shall be completely forfeited and the Severance Benefits payable in cash under Section 2 of this Appendix A shall be reduced to zero ($0).

b.                                     Determination.  All determinations required to be made under this Section 5 shall be made by an outside “Big 4” or similar accounting firm chosen and paid for by the Company (the “Accounting Firm”).  Within thirty (30) calendar days after the date of the Change in Control, the Participant shall direct the Accounting Firm to make its determination in accordance with Section 1.280G-l of the Treasury Regulations, and within thirty (30) calendar days after the Accounting Firm receives such direction, it shall submit its determination and detailed supporting calculations (collectively, the “Determination”) to both the Company and the Participant.  The Accounting Firm shall furnish an opinion (addressed to both the Participant and the Company) as to the effect of this Section 5 on the Participant’s Benefit Payments.  If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish an opinion (addressed to both the Participant and the Company) or other evidence reasonably acceptable to the Participant and the Company that there is substantial authority not to report any Excise Tax on the Participant’s federal income tax return.  The Determination by the Accounting Firm shall be binding upon the Company and the Participant absent manifest error.

c.                                     Cooperation with Accounting Firm.  The Company and the Participant shall each provide the Accounting Firm access to and copies of any books, records, and documents in their possession that are reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm, in connection with the preparation and issuance of the Determination under this Section 5.

d.                                     Tax Return Filing.  The Participant shall file the Participant’s federal, state, and local income tax returns on a consistent basis with the Determination of the Accounting Firm.  The Participant shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company evidence of such payment.

e.                                     Internal Revenue Service Claims.  The Participant shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would subject the Participant to an Excise Tax with respect to amounts paid by the Company.  Such notification shall be given as promptly as practicable but no later than fifteen (15) business days after the Participant actually receives notice of such claim.  The Participant shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Participant).  The Participant shall not pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which the Participant gives notice to the Company, or (b) the date that any payment of an amount with respect to such claim is due.  If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall (i) provide the Company with any written records or documents in the Participant’s possession relating to such claim reasonably requested by the Company, (ii) take such action in connection with contesting such claim as the Company will reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company who is competent in the subject matter, (iii) cooperate with the Company in good faith in order effectively to contest such claim, and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest.  The Company’s control of any contested claim will be limited to issues with respect to which an Excise Tax would apply on amounts paid to the Participant by the Company, and the Participant shall be solely responsible to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

APPENDIX B

BANK OF HAWAII CORPORATION

CHANGE-IN-CONTROL RETENTION PLAN

Benefits for Vice Chairmen and Above

1.                                      Entitlement to Benefits

A Participant covered by this Appendix B shall be entitled to the benefits described in this Appendix B if the Participant has a Qualifying Termination.  All payments hereunder shall be subject to tax withholding as provided in Article 9 of the Plan and the FDIC Limitations as provided under Article 19 of the Plan.

2.                                      Severance Benefits

a.                                     Base Salary and Bonus.  The Company shall pay the Participant the following severance benefit:

i.                                        An amount equal to two (2) times the Participant’s highest annual Base Salary earned at any time during the three (3) complete Fiscal Years immediately preceding the Participant’s Date of Termination or, if shorter, during the Participant’s entire period of employment with the Company and its Subsidiaries; plus

ii.                                     An amount equal to two (2) times (a) the Participant’s annual bonus target percentage under the Bank of Hawaii Corporation Executive Incentive Plan (or any successor or alternative plan or arrangement providing for an annual incentive bonus) during the Fiscal Year in which the Participant’s Date of Termination occurs, multiplied by (b) the Participant’s highest annual Base Salary earned at any time during the three (3) complete Fiscal Years immediately preceding the Participant’s Date of Termination or, if shorter, during the Participant’s entire period of employment with the Company and its Subsidiaries.

b.                             Cash in Lieu of Continuing Health and Welfare Benefits.  In lieu of continuing health and welfare benefits (other than COBRA coverage) under any of the Company’s or a Subsidiary’s plans after the Participant’s Date of Termination, the Company shall pay the Participant an amount equal to three (3) times the cost of annual COBRA premiums for the medical, dental, and vision plan coverage that the Company and its Subsidiaries provided to the Participant immediately prior to the Participant’s Date of Termination.  If the Participant was not covered by a medical, dental, or vision plan immediately prior to the Participant’s Date of Termination, the cash payment shall be based on the average annual COBRA premiums for the planes) then offered by the Company to employees generally.

c.                                     Time and Form of Payment.  The Company shall pay the benefits described in this Section 2 to the Participant in a lump sum in the month following the Participant’s Date of

Termination.  Notwithstanding the foregoing to the contrary, if the Participant is a Specified Employee as of the date of his Separation from Service, no amounts payable under this Appendix B shall be made before the first day of the seventh (7th) month following the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Code section 409A and such payment delay is required to comply with the requirements of Code Section 409A.  Any severance compensation payment delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

3.                                      Outplacement Benefits

The Company shall reimburse the Participant for the reasonable expenses incurred by the Participant for outplacement services.  The maximum amount of reimbursement shall not exceed $20,000, as adjusted for inflation after 2007 in accordance with the consumer price index for the Honolulu metropolitan area.  If the Company provides the outplacement services in-kind (by contracting with an outplacement services provider), the outplacement services must be completed by the end of the second full calendar year following the Participant’s Date of Termination.  If, with the Company’s permission, the Participant contracts on his or her own for outplacement services, the Participant must incur the expenses by the end of the second full calendar year following the Participant’s Date of Termination, and the Company shall reimburse the Participant as the expenses are incurred and substantiated, but no later than December 31 of the third full calendar year following the Participant’s Date of Termination.

4.                                      Relocation Benefits

The Company shall reimburse the Participant for the reasonable moving expenses incurred by the Participant in relocating his or her primary residence within twenty-four (24) months following a Qualifying Termination.  The Company shall not provide relocation benefits in excess of the benefits customarily provided by the Company to transferred employees prior to the Change in Control as part of the Company’s relocation practices and policies, and shall not reimburse expenses that are reimbursable by another employer.  Reasonable moving expenses shall be limited to expenses for the movement of household goods, shipment of automobiles, airfare, and other travel expenses in connection with house-hunting activities in the new location of residence, expenses for the sale of the Participant’s primary residence, any loss on the sale of the Participant’s primary residence and expenses for the purchase of a primary residence at the new location.  The maximum reimbursement for real estate transaction expenses (e.g. any loss on the sale of the Participant’s primary residence, expenses for the sale of the former primary residence, and expenses for the purchase of the new primary residence) shall not exceed a total of $100,000.  The maximum reimbursement for all other reasonable moving expenses shall not exceed a total of $50,000.  The moving expenses must be incurred within twenty-four (24) months following a Qualifying Termination.  The Company shall reimburse the moving expenses as they are incurred and substantiated, but no later than December 31 of the third full calendar year following the Participant’s Date of Termination.

5.                                      Payment for Restrictive Covenants

a.                                     Amount.  If for the twelve (12) month period immediately following the Participant’s Date of Termination the Participant refrains from engaging in those activities prohibited under Article 10 of the Plan (i.e., the Participant complies with the Plan’s non-competition, non-solicitation, non-disclosure and non-disparagement provisions), the Company shall pay the Participant the following amount:

i.                                        An amount equal to one (1) times the Participant’s highest annual Base Salary earned at any time during the three (3) complete Fiscal Years immediately preceding the Participant’s Date of Termination or, if shorter, during the Participant’s entire period of employment with the Company and its Subsidiaries; plus

ii.                                     An amount equal to one (1) times (a) the Participant’s annual bonus target percentage under the Bank of Hawaii Corporation Executive Incentive Plan (or any successor or alternative plan or arrangement providing for an annual incentive bonus) during the Fiscal Year in which the Participant’s Date of Termination occurs, multiplied by (b) the Participant’s highest annual Base Salary earned at any time during the three (3) complete Fiscal Years immediately preceding the Participant’s Date of Termination or, if shorter, during the Participant’s entire period of employment with the Company and its Subsidiaries.

b.                                     Time and Form of Payment.  The Company shall make the payment described in this Section 5 to the Participant in a lump sum in the thirteenth month following the Participant’s Date of Termination.

6.                                      Parachute Payments

a.                                     Reduction of Severance Benefits.  If it is determined that any payment, award, benefit, or distribution by the Company or its Subsidiaries (or by an entity which effectuates a Change in Control or any of its affiliated entities) to or for the benefit of the Participant pursuant to the terms of this Plan or otherwise, including, without limitation, the lapse or termination of any restriction on or the vesting or exercisability of any equity compensation award (collectively, the “Benefit Payments”) would be subject to Excise Tax, then the Benefit Payments shall be reduced as provided below to the extent that the value of the aggregate reduced Benefit Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount the Participant may receive without becoming subject to the Excise Tax.  Reductions under this paragraph shall be taken first from the portion of the Participant’s Benefit Payments, if any, that is attributable to equity compensation under Section 4.4 of the Plan, the vesting and payment of which would otherwise be accelerated on account of a Change in Control, and next from Severance Benefits payable in cash under Section 2 of this Appendix B.  If the reduced Benefit Payments would be subject to Excise Tax even if the foregoing unvested equity compensation and Severance Benefits are completely eliminated, then the unvested equity compensation shall be completely forfeited and the Severance Benefits payable in cash under Section 2 of this Appendix B shall be reduced to zero ($0).

b.                                     Determination.  All determinations required to be made under this Section 6, shall be made by an outside “Big 4” or similar accounting firm chosen and paid for by the Company (the “Accounting Firm”).  Within thirty (30) calendar days after the date of the Change in Control and at such other times as may be appropriate, the Participant shall direct the Accounting Firm to make its determination in accordance with Section 1.280G-1 of the Treasury Regulations, and within thirty (30) calendar days after the Accounting Firm receives such direction, it shall submit its determination and detailed supporting calculations (collectively, the “Determination”) to both the Company and the Participant.  The Accounting Firm shall furnish an opinion (addressed to both the Participant and the Company) as to the effect of this Section 6 on the Participant’s Benefit Payments.  If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish an opinion (addressed to both the Participant and the Company) or other evidence reasonably acceptable to the Participant and the Company that the there is substantial authority not to report any Excise Tax on the Participant’s federal income tax return.  The Determination by the Accounting Firm shall be binding upon the Company and the Participant absent manifest error.

c.                                     Cooperation with Accounting Firm.  The Company and the Participant shall each provide the Accounting Firm access to and copies of any books, records, and documents in their possession that are reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm, in connection with the preparation and issuance of the Determination under this Section 6.

d.                                     Tax Return Filing.  The Participant shall file the Participant’s federal, state, and local income tax returns on a consistent basis with the Determination of the Accounting Firm.  The Participant shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company evidence of such payment.

e.                                     Internal Revenue Service Claims.  The Participant shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would subject the Participant to an Excise Tax with respect to amounts paid by the Company.  Such notification shall be given as promptly as practicable but no later than fifteen (15) business days after the Participant actually receives notice of such claim.  The Participant shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Participant).  The Participant shall not pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which the Participant gives notice to the Company, or (b) the date that any payment of an amount with respect to such claim is due.  If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall (i) provide the Company with any written records or documents in the Participant’s possession relating to such claim reasonably requested by the Company, (ii) take such action in connection with contesting such claim as the Company will reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company who is competent in the subject matter, (iii) cooperate with the Company in good faith in order effectively to contest such claim, and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest.  The Company’s control of any contested claim will be limited to issues with respect to which an Excise Tax would apply on amounts paid to the Participant by the Company, and the Participant shall be solely responsible to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.